Exhibit 1.01
Quantum Corporation
Conflict Minerals Report For the Calendar Year Ended December 31, 2018
This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding Quantum’s goals for its Conflict Minerals policy and the actions that Quantum intends to take to improve transparency and reporting. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in reports and documents Quantum files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in Quantum’s most recently filed Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, Quantum disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Introduction
This is the conflict minerals report for Quantum Corporation (“Quantum,” “we,” “us,” or the “Company”) for the calendar year 2018 in accordance with Rule 13p-1 under the Securities Exchange Act (“Rule 13p-1”).
The proven industry leader in storing and managing video content for more than a decade, we deliver the industry’s top streaming performance for video and rich media applications, along with the lowest cost, highest density cold storage solutions for cloud infrastructures. It’s why businesses in post-production, broadcast, corporate video, sports video, autonomous vehicle design, the defense department, cloud services and more have made Quantum the # 1 choice for the most demanding rich media workflows. More information about Quantum’s product suite is available at http://www.quantum.com/en/products/.
Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder (“Section 1502”) requires Quantum to perform certain due diligence procedures and disclose information about the use and origin of certain minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company. The specific minerals covered by these rules are tin, tantalum, tungsten, and gold (“Conflict Minerals” or “3TG”). The Quantum products that contain 3TG are its hardware products (storage systems and subsystems) that the Company contracts to manufacture and sells directly or through resellers, and Conflict Minerals are necessary to their functionality or production.

Components and subassemblies that include 3TG are sourced from a global supply base that includes distributors, value-added resellers, original equipment manufacturers, original design manufacturers and contract manufacturers. Accordingly, Quantum must rely on its direct material suppliers and other third parties to provide information on their upstream 3TG sourcing facilities and processes.

In accordance with Section 1502 and Rule 13p-1, Quantum has performed a reasonable country of origin inquiry (“RCOI”) into the 3TG that were in the Company’s supply chain for calendar year 2018 in order to determine whether these minerals may have been sourced from the Democratic Republic of the Congo or adjoining countries “Covered Countries”) and has conducted due diligence measures as described below.

Due Diligence Procedures

During calendar year 2018, Quantum undertook due diligence procedures to determine the source and chain of custody of the 3TG used in its products. Quantum’s 3TG due diligence measures were designed to conform, in all material respects, with the framework described in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD 2016) (“OECD Guidance”) and any related supplements. Specifically, the Company’s 3TG due diligence measures included the following steps:

1.     Establishing strong company management systems;

2.     Identifying and assessing risk in the supply chain;

3.     Managing supply chain risks;

4.     Supporting industry organizations that carry out independent third-party audits of smelter and refiner due diligence practices; and

5.     Publicly reporting on due diligence.

Establish strong company management systems

1.
We have established and committed to a company statement regarding our responsibility for addressing Conflict Minerals in our supply chain. A copy of our Conflict Minerals Policy can be viewed at https://www.quantum.com/en/ethicsandcompliance/. In addition, Quantum contractually requires compliance with the Responsible Business Alliance Code of Conduct, Conflict Minerals, and Environmental Requirements Specification in our supplier and purchase order terms and conditions and in our supplier code of conduct.

2.
Our internal Conflict Minerals processes are led by our legal department, with assistance from the Company’s supply chain and engineering teams. Senior management is routinely updated on the status of Quantum’s Conflict Minerals compliance efforts.

3.
As we do not have a direct relationship with the 3TG smelters and refiners, we engage and with other major manufacturers in our industry and take advantage of third-party industry resources including the Responsible Business Alliance’s Responsible Minerals Initiative (“RMI”) (of which Quantum is a member) to gather information and influence supply chain practices. We also utilize the services of Assent Compliance to help us gather, analyze, and address Conflict Minerals data and compliance status.

4.
We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Quantum’s policies, including reports to our ethics committee and our third-party hotline. Information about these mechanisms is available in our Code of Conduct, which is posted on the investor relations section of our website.

5.	We have adopted a policy to retain documentation relevant to our conflict minerals due diligence and reporting.

Identify and assess risk in the supply chain

1.
We participate in the industry-wide RMI to evaluate and disclose upstream actors in the supply chain. As part of our risk assessment plan and to ensure suppliers understand our expectations, we provide feedback, either directly or through our relationship with Assent Compliance, to applicable suppliers regarding reporting that we believe is incomplete, inaccurate or may indicate smelters in their supply chain that do not show progress towards a conflict free supply chain.

2.
For consistency of data content and formatting, Quantum requests our suppliers complete a current version of the RMI conflict minerals reporting template (“CMRT”). We have determined that this process represents the most reasonable effort to determine the mines or locations of origin of the 3TG in our supply chain. Our focus has been on obtaining CMRTs from the suppliers who, in the aggregate, account for at least 80% of our annual direct supplier purchase expenditures. While not all suppliers provided the requested CMRT data, given the volume of smelters and refiners that were identified by other suppliers, it is unlikely that a 100% response rate would have identified additional valid smelter or refiner locations.

3.
Risk is assessed by reviewing information contained in the declaration tab of each supplier’s CMRT and by comparing the CMRT data against the RMI smelter and refiner list. In CY18, Quantum utilized the services of Assent Compliance, a third-party resource for data gathering and analysis and subsequent aggregation of declarations and consolidated smelter reports. These summary reports help identify risks associated with smelters in our supply chain that may require mitigation.

Manage Supply Chain Risks

1.
Quantum has an enterprise risk management plan through which the Conflict Minerals program is implemented, managed and monitored. Updates regarding the risk assessment with respect to 3GT/Conflict Minerals and their usage in the supply chain are provided routinely to senior management.

2.
Quantum suppliers and contract manufacturers are contractually obligated to comply with our Environmental Requirements Specification, including by providing CMRTs and supporting a conflict-free supply chain. Assent Compliance was used to identify and evaluate smelter and refiner data included on CMRTs against the RMI database. Corrections were requested from suppliers for any data inconsistencies or inaccuracies identified during that process.

3.
We request data from suppliers whom we have reason to believe (based on part type and material) may be supplying us with 3TG, with the focus being suppliers who represent the top 80% of material purchase spend. Suppliers providing CMRT information that suggests their supply chains may support conflict in the Covered Countries are encouraged to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. Requirements to comply with Conflict Minerals reporting and conflict free sourcing efforts are included in Quantum’s supplier agreements, purchase order terms and conditions, and Environmental Requirements Specification.

4.
Some of our suppliers were unable to represent to us that 3TG from the entities they listed had actually been included in components they supplied to Quantum. In addition, some identified processing facilities were not validated as being verified smelters or refiners. We have therefore elected to present only the smelter and refiner names identified by the RMI in this report (Table 1). Of those smelters that have been identified, 88% have been found to be RMI compliant or active. Quantum will continue to encourage suppliers to utilize only compliant smelters. Table 2 lists the countries where the 3TG originated, based on RMI data.

Support industry organizations that carry out independent third-party audits of smelter and refiner due diligence practices
We do not have a direct relationship with 3TG smelters and refiners and do not ourselves perform or direct audits of the due diligence practices of these entities within our supply chain. However, we support audits through our participation in various industry initiatives. Quantum is a member of the RMI and compares supplier smelter and refiner data with RMI lists as described above. Quantum considers smelters and refiners identified by the RMI as conformant to be conflict-free.

Publicly report on due diligence
A copy of Quantum Corporation’s Conflict Minerals report is provided as Exhibit 1.01 to this Form SD and is available at the following address: http://investors.quantum.com/phoenix.zhtml?c=69905&p=irol-governance.

Results of Due Diligence

Based on the information available to the Company via industry sources and the due diligence processes described above, Quantum believes that some or all of the smelters and refiners listed in Table 1 may have provided some or all of the 3TG used in Quantum products in CY18. Quantum continues to have smelters in its supply chain that have not been identified by the RMI as conformant with its conflict-free audit process. We do not believe that the 3TG used in our products originated from recycled or scrap sources.
We continue to engage in ongoing work with our supply chain to only use smelters or refiners that are actively achieving or progressing toward RMI conflict-free status. We expect that over time, our due diligence efforts will incrementally improve and yield more complete information, particularly as suppliers improve the accuracy of their own data and more smelters and refiners participate in third-party audit process.
An independent private sector audit of our Conflict Minerals Report was not required for calendar year 2018.

Table 1. Potential Smelters and Refiners Used.
The information provided in the list below is an aggregation of data received from our supply chain and not a confirmation of 3TG Minerals contained in Quantum products. Since most of the identified smelters or refiners were disclosed at the company-level by our suppliers, we are unable to confirm which specific smelters or refiners actually supplied parts or components used in Quantum products. Therefore, there may be some smelters or refiners in the list below that do not relate directly to our products. Only the smelters or refiners whose names are recognized as smelters or refiners by the RMI are listed below.

ID	Type	Name
CID002763	Gold	8853 S.p.A.
CID002708	Gold	Abington Reldan Metals, LLC
CID000015	Gold	Advanced Chemical Company
CID000019	Gold	Aida Chemical Industries Co., Ltd.
CID002560	Gold	Al Etihad Gold LLC
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao
CID000077	Gold	Argor-Heraeus S.A.
CID000082	Gold	Asahi Pretec Corp.
CID000924	Gold	Asahi Refining Canada Ltd.
CID000920	Gold	Asahi Refining USA Inc.
CID000090	Gold	Asaka Riken Co., Ltd.
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
CID002850	Gold	AU Traders and Refiners
CID000113	Gold	Aurubis AG
CID002863	Gold	Bangalore Refinery
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Gold	Boliden AB
CID000176	Gold	C. Hafner GmbH + Co. KG
CID000180	Gold	Caridad
CID000185	Gold	CCR Refinery - Glencore Canada Corporation
CID000189	Gold	Cendres + Metaux S.A.
CID000233	Gold	Chimet S.p.A.
CID000264	Gold	Chugai Mining
CID000328	Gold	Daejin Indus Co., Ltd.
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH
CID000362	Gold	DODUCO Contacts and Refining GmbH
CID000401	Gold	Dowa
CID003195	Gold	DS PRETECH Co., Ltd.
CID000359	Gold	DSC (Do Sung Corporation)
CID000425	Gold	Eco-System Recycling Co., Ltd.
CID002561	Gold	Emirates Gold DMCC
CID002515	Gold	Fidelity Printers and Refiners Ltd.
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.
CID002459	Gold	Geib Refining Corporation
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM
CID002312	Gold	Guangdong Jinding Gold Limited
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
CID000689	Gold	HeeSung Metal Ltd.
CID000694	Gold	Heimerle + Meule GmbH
CID000707	Gold	Heraeus Metals Hong Kong Ltd.

ID	Type	Name
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.
CID000778	Gold	HwaSeong CJ CO., LTD.
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.
CID000814	Gold	Istanbul Gold Refinery
CID002765	Gold	Italpreziosi
CID000823	Gold	Japan Mint
CID000855	Gold	Jiangxi Copper Co., Ltd.
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
CID000929	Gold	JSC Uralelectromed
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.
CID002563	Gold	Kaloti Precious Metals
CID000956	Gold	Kazakhmys Smelting LLC
CID000957	Gold	Kazzinc
CID000969	Gold	Kennecott Utah Copper LLC
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna
CID000981	Gold	Kojima Chemicals Co., Ltd.
CID002605	Gold	Korea Zinc Co., Ltd.
CID001029	Gold	Kyrgyzaltyn JSC
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO
CID001032	Gold	L'azurde Company For Jewelry
CID001056	Gold	Lingbao Gold Co., Ltd.
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID002762	Gold	L'Orfebre S.A.
CID001078	Gold	LS-NIKKO Copper Inc.
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
CID002606	Gold	Marsam Metals
CID001113	Gold	Materion
CID001119	Gold	Matsuda Sangyo Co., Ltd.
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.
CID001153	Gold	Metalor Technologies S.A.
CID001157	Gold	Metalor USA Refining Corporation
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001188	Gold	Mitsubishi Materials Corporation
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.
CID002857	Gold	Modeltech Sdn Bhd
CID002282	Gold	Morris and Watson
CID002866	Gold	Morris and Watson Gold Coast
CID001204	Gold	Moscow Special Alloys Processing Plant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001236	Gold	Navoi Mining and Metallurgical Combinat
CID003189	Gold	NH Recytech Company
CID001259	Gold	Nihon Material Co., Ltd.
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
CID000493	Gold	OJSC Novosibirsk Refinery
CID001352	Gold	PAMP S.A.
CID002872	Gold	Pease & Curren
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.
CID002919	Gold	Planta Recuperadora de Metales SpA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals
CID001397	Gold	PT Aneka Tambang (Persero) Tbk

ID	Type	Name
CID001498	Gold	PX Precinox S.A.
CID001512	Gold	Rand Refinery (Pty) Ltd.
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.
CID002582	Gold	Remondis Argentia B.V.
CID001534	Gold	Royal Canadian Mint
CID002761	Gold	SAAMP
CID001546	Gold	Sabin Metal Corp.
CID002973	Gold	Safimet S.p.A
CID002290	Gold	SAFINA A.S.
CID002853	Gold	Sai Refinery
CID001555	Gold	Samduck Precious Metals
CID001562	Gold	Samwon Metals Corp.
CID002777	Gold	SAXONIA Edelmetalle GmbH
CID001585	Gold	SEMPSA Joyeria Plateria S.A.
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.
CID002516	Gold	Singway Technology Co., Ltd.
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Gold	Solar Applied Materials Technology Corp.
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology
CID002567	Gold	Sudan Gold Refinery
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.
CID002918	Gold	SungEel HiMetal Co., Ltd.
CID002580	Gold	T.C.A S.p.A
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.
CID001938	Gold	Tokuriki Honten Co., Ltd.
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.
CID002587	Gold	Tony Goetz NV
CID002615	Gold	TOO Tau-Ken-Altyn
CID001955	Gold	Torecom
CID001977	Gold	Umicore Brasil Ltda.
CID002314	Gold	Umicore Precious Metals Thailand
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining
CID001993	Gold	United Precious Metal Refining, Inc.
CID002854	Gold	Universal Precious Metals Refining Zambia
CID002003	Gold	Valcambi S.A.
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)
CID002778	Gold	WIELAND Edelmetalle GmbH
CID002100	Gold	Yamakin Co., Ltd.
CID002129	Gold	Yokohama Metal Co., Ltd.
CID000197	Gold	Yunnan Copper Industry Co., Ltd.
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID000092	Tantalum	Asaka Riken Co., Ltd.
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.
CID002504	Tantalum	D Block Metals, LLC
CID000456	Tantalum	Exotech Inc.
CID000460	Tantalum	F&X Electro-Materials Ltd.
CID002505	Tantalum	FIR Metals & Resource Ltd.
CID002558	Tantalum	Global Advanced Metals Aizu
CID002557	Tantalum	Global Advanced Metals Boyertown
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
CID002544	Tantalum	H.C. Starck Co., Ltd.
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH
CID002548	Tantalum	H.C. Starck Inc.

ID	Type	Name
CID002549	Tantalum	H.C. Starck Ltd.
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID002842	Tantalum	Jiangxi Tuohong New Raw Material
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002539	Tantalum	KEMET Blue Metals
CID002568	Tantalum	KEMET Blue Powder
CID001076	Tantalum	LSM Brasil S.A.
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.
CID001175	Tantalum	Mineracao Taboca S.A.
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
CID001200	Tantalum	NPM Silmet AS
CID002847	Tantalum	Power Resources Ltd.
CID001508	Tantalum	QuantumClean
CID002707	Tantalum	Resind Industria e Comercio Ltda.
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
CID001769	Tantalum	Solikamsk Magnesium Works OAO
CID001869	Tantalum	Taki Chemical Co., Ltd.
CID001891	Tantalum	Telex Metals
CID001969	Tantalum	Ulba Metallurgical Plant JSC
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
CID000292	Tin	Alpha
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
CID001070	Tin	China Tin Group Co., Ltd.
CID002570	Tin	CV Ayi Jaya
CID002592	Tin	CV Dua Sekawan
CID000306	Tin	CV Gita Pesona
CID000315	Tin	CV United Smelting
CID002455	Tin	CV Venus Inti Perkasa
CID000402	Tin	Dowa
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
CID000438	Tin	EM Vinto
CID000448	Tin	Estanho de Rondonia S.A.
CID000468	Tin	Fenix Metals
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.
CID001105	Tin	Malaysia Smelting Corporation (MSC)
CID002500	Tin	Melt Metais e Ligas S.A.
CID001142	Tin	Metallic Resources, Inc.
CID002773	Tin	Metallo Belgium N.V.

ID	Type	Name
CID002774	Tin	Metallo Spain S.L.U.
CID001173	Tin	Mineracao Taboca S.A.
CID001182	Tin	Minsur
CID001191	Tin	Mitsubishi Materials Corporation
CID002858	Tin	Modeltech Sdn Bhd
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.
CID002517	Tin	O.M. Manufacturing Philippines, Inc.
CID001337	Tin	Operaciones Metalurgical S.A.
CID000309	Tin	PT Aries Kencana Sejahtera
CID001399	Tin	PT Artha Cipta Langgeng
CID002503	Tin	PT ATD Makmur Mandiri Jaya
CID001402	Tin	PT Babel Inti Perkasa
CID001406	Tin	PT Babel Surya Alam Lestari
CID002776	Tin	PT Bangka Prima Tin
CID003205	Tin	PT Bangka Serumpun
CID001419	Tin	PT Bangka Tin Industry
CID001421	Tin	PT Belitung Industri Sejahtera
CID001428	Tin	PT Bukit Timah
CID001434	Tin	PT DS Jaya Abadi
CID002530	Tin	PT Inti Stania Prima
CID001448	Tin	PT Karimun Mining
CID002829	Tin	PT Kijang Jaya Mandiri
CID002835	Tin	PT Menara Cipta Mulia
CID001453	Tin	PT Mitra Stania Prima
CID001457	Tin	PT Panca Mega Persada
CID00313	Tin	PT Premium Tin Indonesia
CID001458	Tin	PT Prima Timah Utama
CID002593	Tin	PT Rajehan Ariq
CID001460	Tin	PT Refined Bangka Tin
CID001463	Tin	PT Sariwiguna Binasentosa
CID001468	Tin	PT Stanindo Inti Perkasa
CID002816	Tin	PT Sukses Inti Makmur
CID001471	Tin	PT Sumber Jaya Indah
CID001477	Tin	PT Timah (Persero) Tbk Kundur
CID001482	Tin	PT Timah (Persero) Tbk Mentok
CID001490	Tin	PT Tinindo Inter Nusa
CID002478	Tin	PT Tirus Patra Mandiri
CID001493	Tin	PT Tommy Utama
CID002706	Tin	Resind Industria e Comercio Ltda.
CID001539	Tin	Rui Da Hung
CID001758	Tin	Soft Metais Ltda.
CID002756	Tin	Super Ligas
CID001898	Tin	Thaisarco
CID003325	Tin	Tin Technology & Refining
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID002180	Tin	Yunnan Tin Company Limited
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.
CID002833	Tungsten	ACL Metais Eireli
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.

ID	Type	Name
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
CID000568	Tungsten	Global Tungsten & Powders Corp.
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG
CID002541	Tungsten	H.C. Starck Tungsten GmbH
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
CID002649	Tungsten	Hydrometallurg, JSC
CID000825	Tungsten	Japan New Metals Co., Ltd.
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
CID000966	Tungsten	Kennametal Fallon
CID000105	Tungsten	Kennametal Huntsville
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.
CID002845	Tungsten	Moliren Ltd.
CID002589	Tungsten	Niagara Refining LLC
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
CID002724	Tungsten	Unecha Refractory metals plant
CID002044	Tungsten	Wolfram Bergbau und Hutten AG
CID002843	Tungsten	Woltech Korea Co., Ltd.
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Table 2. Country of Origin Data
The countries of origin of the 3TG Minerals processed by the smelters or refiners listed above may have included the countries identified below, based on information provided by the RMI to its members. Since most of the identified smelters or refiners were disclosed at the company-level by our suppliers, we are unable to confirm which specific smelters or refiners actually supplied parts or components used in Quantum products. Therefore, there may be countries of origin in the list below that do not relate directly to our products.

ANDORRA	JAPAN	SINGAPORE
AUSTRALIA	KAZAKHSTAN	SOUTH AFRICA
AUSTRIA	KOREA, REPUBLIC OF	SPAIN
BELGIUM	KYRGYZSTAN	SUDAN
BOLIVIA	LITHUANIA	SWEDEN
BRAZIL	MACEDONIA	SWITZERLAND
CANADA	MALAYSIA	TAIWAN, PROVINCE OF CHINA
CHILE	MEXICO	THAILAND
CHINA	MYANMAR	TURKEY
CZECH REPUBLIC	NETHERLANDS	UGANDA
ESTONIA	NEW ZEALAND	UNITED ARAB EMIRATES
FRANCE	PERU	UNITED STATES OF AMERICA
GERMANY	PHILIPPINES	UZBEKISTAN
INDIA	POLAND	VIET NAM
INDONESIA	RUSSIAN FEDERATION	ZAMBIA
ITALY	SAUDI ARABIA	ZIMBABWE